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                                                                      EXHIBIT 28

                                                                  EXECUTION COPY



   AMENDMENT TO LAND RIGHTS AGREEMENT TO CORRECT MISTAKE IN ORIGINAL AGREEMENT


        AMENDMENT No. 4 dated as of July 25, 1997 to the Exclusive Land Rights and Non-Competition Agreement dated as of November 21, 1993 (the "Original Agreement") as amended by Amendment No. 1 thereto dated April 20, 1995, Amendment No. 2 thereto dated July 18, 1995 and Amendment No. 3 thereto dated as of May 2, 1996 (as so amended, the "Existing Agreement").

                              W I T N E S S E T H:

        WHEREAS, The Irvine Company, a Michigan corporation, Irvine Apartment Communities, L.P., a Delaware limited partnership ("Partnership"), Irvine Apartment Communities, Inc., a Maryland corporation (the "Corporation"), and Mr. Donald Bren, an individual, have entered into the Existing Agreement;

        WHEREAS, the Prospectus dated December 1, 1993 relating to the Corporation's 1993 initial public offering specifically stated on pages 23 and 72 thereof that the various land purchase and non-competition arrangements of the Original Agreement would be subject to early termination upon the occurrence of certain events, including if, during the period that The Irvine Company has the right to nominate three persons to the Board of Directors of the Corporation, the provisions of the Corporation's Certificate of Incorporation and Bylaws requiring approval of the Required Directors (defined in the Corporation's Certificate of Incorporation as directors representing more than 75% of the entire Board of Directors) to take certain actions are repealed, modified, or amended without the prior written consent of The Irvine Company;

        WHEREAS, the parties hereto agree that the early termination provision set forth in the foregoing WHEREAS clause accurately reflects the parties intent at the time the Original Agreement was entered into;

        WHEREAS, Section 4.3 of the Original Agreement contains a mistake in that it does not correctly reflect the foregoing early termination provision;




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        WHEREAS, the parties hereto desire to amend the Existing Agreement as set forth below in order to correct Section 4.3 so that it accurately reflects the parties original intent; and

        WHEREAS, the execution and delivery of this Amendment by the Partnership and the Corporation have been approved by resolutions duly adopted by the Independent Directors Committee of the Board of Directors of the Corporation.

        NOW, THEREFORE, the parties hereto agree as follows:

        Section 1. Section 4.3 of the Existing Agreement is hereby amended to read in its entirety as follows:

        "4.3 CHANGES WITHOUT CONSENT. During the period that Irvine has the right to nominate 3 persons to REIT's Board of Directors as set forth in the REIT's Bylaws, any provision of the REIT's Certificate of Incorporation or Bylaws which requires that the affirmative vote of the Required Directors (as defined in the Certificate of Incorporation and Bylaws) be obtained in connection with certain actions is, without Irvine's prior written consent, repealed, modified or amended to require less than an affirmative vote of Required Directors for approval thereof."

        Section 2. Except as amended hereby, the provisions of the Existing Agreement are ratified, approved and confirmed and shall remain in full force and effect in accordance with its terms.

        Section 3. The validly, construction and enforceability of this Amendment shall be governed in all respects by the internal laws of the State of California without regard to its conflict of laws rules.

        Section 4. This Amendment may be executed in two or more counterparts, all of which taken together with signature pages from each party hereto shall be considered the same agreement, binding against all parties hereto.



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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


      "IRVINE"                                         "PARTNERSHIP"
THE IRVINE COMPANY,                          IRVINE APARTMENT COMMUNITIES, L.P.,
a Michigan corporation                         a Delaware Limited Partnership




By: /s/ M. D. McKee                         By: IRVINE APARTMENT COMMUNITIES,
    ----------------------------            INC.,
                                                a Maryland corporation, its
                                                    sole General Partner


By: /s/ Richard Pianin                      By: /s/ James E. Mead
--------------------------------                --------------------------------
                                            James E. Mead
                                            Senior Vice President and Chief
                                            Financial Officer



                                            By: /s/ Shawn Howie
                                                --------------------------------
                                            Shawn Howie
                                            Vice President, Corporation Finance
                                            and Controller


         "BREN"                                          "REIT"
                                           IRVINE APARTMENT COMMUNITIES, INC.,
                                                 a Maryland corporation




/s/ Donald Bren                            By: /s/ James E. Mead
------------------------------                 ---------------------------------
DONALD BREN                                James E. Mead
                                           Senior Vice President and Chief
                                           Financial Officer




                                           By: /s/ Shawn Howie
                                               ---------------------------------
                                           Shawn Howie
                                           Vice President, Corporate Finance and
                                           Controller




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